POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of William J. O'Shaughnessy, Jr., Michael E. Prevoznik and Elena H. Radine, signing singly, her true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such
Form 3, 4 or 5 and the timely filing of such form with the United States
Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the document executed to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of February, 2017

/s/ Gail R. Wilensky, Ph.D.
GAIL R. WILENSKY, PH.D.

STATE OF NEW JERSEY    )
            ) ss.
COUNTY OF MORRIS    )

On this 20th day of February, 2017, before me, DAWN M. LEAHY, the undersigned notary public, personally appeared GAIL R. WILENSKY, PH.D., proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same for the purposes therein stated.

/s/ Dawn M. Leahy
Notary Public
My Commission Expires: September 12, 2018